Exhibit 99.1

Press Release

January 11, 2010

NASDAQ OMX Announces Proposed Senior Notes Offering

and Proposed New Senior Unsecured Credit Facility

New York, January 11, 2010 - The NASDAQ OMX Group, Inc. (NASDAQ:NDAQ) today announced that it plans to commence a public offering of $700 million of senior notes pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The senior notes are expected to be comprised of two series with substantially identical terms other than pricing and maturity. NASDAQ OMX today also announced that it intends to enter into new senior unsecured credit facilities providing for up to $1,250 million in borrowings, of which $1,000 million will be a funded term loan and $250 million will be an unfunded revolver.

NASDAQ OMX intends to simultaneously use the net proceeds from the notes offering together with borrowings from the proposed new senior unsecured credit facilities and cash on hand to repay all amounts outstanding under its existing senior secured credit facilities and terminate the associated credit agreement, as well as to pay fees and expenses related to these transactions.

The exact terms and timing of the refinancing will depend upon market conditions and other factors.

Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC will act as joint book-running managers of the notes offering.

The offering is being made solely by means of a prospectus supplement and accompanying prospectus, which have been or will be filed with the SEC. Before investing, the prospectus supplement and accompanying prospectus should be read, as well as other documents the company has filed or will file with the SEC for more complete information about NASDAQ OMX and this offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Banc of America Securities LLC, J.P. Morgan Securities Inc. or Wells Fargo Securities, LLC can arrange to send you the prospectus if you request it by calling or e-mailing Banc of America Securities LLC toll free at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com, or calling J.P. Morgan Securities Inc. at the following collect number: 1-212-834-4533 or calling or e-mailing Wells Fargo Securities, LLC toll free or at 1-800-356-5897 or Prospectus.specialrequests@wachovia.com. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,700 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX’s proposed refinancing. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

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MEDIA CONTACTS

Bethany Sherman

+1 212 401 8714

Bethany.sherman@nasdaqomx.com

Silvia Davi

+1 646 441 5014 Silvia.davi@nasdaqomx.com

The NASDAQ OMX Group, Inc.	2